Freeport-McMoRan Provides
Update on Cerro Verde Mine in Peru

PHOENIX, AZ, April 13, 2020 -- Freeport-McMoRan Inc. (NYSE: FCX) announced today that the Peruvian Government has extended the declaration of a National Emergency until April 26, 2020, associated with the Peruvian government’s efforts to contain the outbreak of COVID-19.
Cerro Verde is conducting limited operations in accordance with the government order and is completing actions to provide additional onsite facilities and enhanced health protocols to enable production to increase while maintaining compliance with the government order. From April 1 through April 11, 2020, Cerro Verde’s concentrator has operated at approximately one-third of planned rates.
Cerro Verde continues to review health guidelines with Peruvian government authorities to position Cerro Verde for a return to normal operations as soon as possible.
Our principal focus is on the health and well-being of our workers, their families and the community while maintaining environmental safeguards and protecting the long-term values of this important resource. Cerro Verde is a major contributor to the national and local economy and is one of the largest employers in the Arequipa region.
Freeport-McMoRan owns 53.56% of Cerro Verde, which operates one of the world’s largest concentrating facilities near Arequipa, Peru. In 2019, Cerro Verde produced 1.0 billion pounds of copper and 29 million pounds of molybdenum.
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world's largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to production activities and operating plans. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the duration and scope of and uncertainties associated with the COVID-19 pandemic and the impact thereof on commodity prices, our business and the global economy, which are evolving and beyond our control, and factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission (SEC).
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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